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As filed with the Securities and Exchange Commission on December 1, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0178360 (IRS Employer Identification Number)

311 10th Street
P.O. Box 4030
Golden, Colorado 80401-0030
(303) 279-6565
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Adolph Coors Company Equity Compensation Plan for Non-Employee Directors
(Full title of the plan(s))

Robert M. Reese
Chief Legal Officer
Adolph Coors Company
311 10th Street
P.O. Box 4030
Golden, Colorado 80401-0030
(303) 279-6565
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
W. Dean Salter, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	MAXIMUM AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Shares of Class B Common Stock	10,000	$54.95	$549,500	$44.45

(1)
This Registration Statement shall also cover any additional shares of Class B Common Stock which become issuable by reason of any stock dividend, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Class B Common Stock.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low sale prices of the Class B Common Stock reported on the New York Stock Exchange on November 25, 2003.

Form S-8 Pursuant to General Instruction E

        This Registration Statement is being filed pursuant to General Instruction E to Form S-8. The registration statement on Form S-8 filed on May 21, 1991, Registration No. 33-40730 (the "Registration Statement"), by Adolph Coors Company, a Colorado corporation ("Coors Colorado"), and the predecessor of the registrant, relating to the Adolph Coors Company Equity Compensation Plan for Non-Employee Directors is incorporated herein by this reference.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

          (a)   The Registrant's Annual Report on Form 10-K for the year ended December 29, 2002;

          (b)   The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003, June 29, 2003 and September 28, 2003, filed on May 13, 2003, August 13, 2003, and November 12, 2003 respectively.

        All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

ITEM 8. EXHIBITS

Exhibit No.	Description
5.1	Opinion of Annita M. Menogan
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Annita M. Menogan (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages)
99.1	2003 Amendment to the Amended and Restated Adolph Coors Company Equity Compensation Plan for Non-Employee Directors

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 25th day of November, 2003.

ADOLPH COORS COMPANY

By:	/s/ W. Leo Kiely
Name:	W. Leo Kiely
Title:	President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Coors, W. Leo Kiely III and Robert M. Reese, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statements and any and all additional registration statements pursuant to Rule 462(b) relating to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ W. Leo Kiely W. Leo Kiely III	Principal Executive Officer and Director	11-25-03
/s/ Timothy V. Wolf Timothy V. Wolf	Principal Financial Officer	11-25-03
/s/ Ronald A. Tryggestad Ronald A. Tryggestad	Controller and Principal Accounting Officer	11-25-03
/s/Peter H. Coors Peter H. Coors	Director	11-25-03
/s/Charles M. Herington Charles M. Herington	Director	11-25-03
/s/ Franklin W. Hobbs Franklin W. Hobbs	Director	11-25-03
/s/Randall Oliphant Randall Oliphant	Director	11-25-03
/s/Pamela H. Patsley Pamela H. Patsley	Director	11-25-03
/s/Wayne R. Sanders Wayne R. Sanders	Director	11-25-03
/s/ Albert C. Yates Albert C. Yates	Director	11-25-03

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Form S-8 Pursuant to General Instruction E
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 8. EXHIBITS
SIGNATURES